UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2006

Golden Cycle Gold Corporation
(Exact name of Registrant as specified in its charter)

Colorado	0-11226	84-0630963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 South Tejon, Suite 201		80906
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 719-471-9013

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 2.01               Completion of Acquisition or Disposition of Assets

Golden Cycle Gold Corporation (the “Company” or “Golden Cycle”) entered into an agreement (“Agreement”) August 23, 2006, with  Tornado Gold International Corp. (“Tornado”), pursuant to which Tornado acquired certain mining claims referred to as the Illipah claims.  Tornado paid the Company US $50,000 upon execution of the Agreement.  Under the Agreement, Tornado is required to pay an additional US $50,000 and 50,000 shares of Tornado common stock within ninety days of the date of the Agreement, an additional 100,000 shares of Tornado common stock within one hundred eighty days of the date of the Agreement, and an additional 200,000 shares of Tornado common stock one year after the date of the Agreement.  Upon execution of the Agreement, Tornado assumed Golden Cycle’s obligations in an underlying exploration and mining lease agreement on the claims, and grants to Golden Cycle a production royalty of two percent of net smelter returns on all rents and mineral production from the property.  Tornado has the option, exercisable at any time prior to commercial production on any of the Illipah claims, to reduce the Golden Cycle production royalties from two percent to one percent by paying Golden Cycle, at Golden Cycle’s option, either US $1 million, or its equivalent in gold bullion at the August 23, 2006 closing price of gold on the New York Commodity Exchange.  Tornado has also agreed to undertake an exploration program on the Illipah property and related area of interest, and incur exploration and development expenditures of at least US $750,000 within two years, of which US $250,000 must be expended during the first year of the Agreement.  Pursuant to the Agreement, Golden Cycle may reacquire the Illipah claims under certain circumstances, such as default by Tornado.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such document, which is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01               Other Events

The Company issued a press release regarding the sale of the Illipah claims, which is annexed hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

2.1*  Letter Agreement dated August 23, 2006, between Golden Cycle Gold Corporation and Tornado Gold International Corporation.

99.1 Press Release dated August 28, 2006.

*  Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Golden Cycle Gold Corporation hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CYCLE GOLD CORPORATION

Date: August 29, 2006

	By:	/s/ R. Herbert Hampton
R. Herbert Hampton
President & CEO